UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2010

IX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-151381	36-4620445
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

711 Third Avenue, 12th Floor, New York, New York 10017
(Address of principal executive offices) (zip code)

(212) 682-5068
 (Registrant's telephone number, including area code)

Copies to:
Sunny J. Barkats, Esq.
JSBarkats, PLLC
100 Church Street, 8th Floor
New York, New York 10007
Phone: (646) 502-7001
Fax: (646) 607-5544

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Berman & Company, PA, formerly auditors for IX Energy Holdings, Inc., resigned as the Company’s auditors on July 9, 2010.  KBL, LLP was engaged as auditors for Company on July 12, 2010.

In connection with the audit of the two most recent fiscal years and interim period through the date of resignation of the former auditor, no disagreements exist with the accountants on any  matter of accounting  principles or practices, financial  statement  disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused it to make reference in connection with its report to the subject of the disagreement(s) in connection with the reports.  The change of accountants was approved by the board of directors of the Company.

The audit report by Berman & Co, PA for the period ended December  31, 2009 contained an opinion  that included a paragraph discussing uncertainties related to continuation of the Company as a going concern.  Otherwise, the audit reports by Berman & Co, PA on the financial statements for the period December 31, 2009 and December 31, 2008 did not contain an adverse  opinion or disclaimer of opinion,  nor was it qualified or modified as to uncertainty,  audit scope, or accounting principles.

Item 9.01 Exhibits.

Exhibit 16. Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX Energy Holdings, Inc.

Dated: July 21, 2010	By	/s/ Steven Hoffman
Name: Steven Hoffman
Title: Chief Executive Officer